EXHIBIT 23(a)
                          Independent Auditors' Consent


     The Board of Directors
     Ronson Corporation:

     We consent to incorporation by reference in the Registration Statements (No. 2-87783, No. 33-13696, No. 33-25240 and No. 33-21042) on Forms S-8,
     S-2, S-8 and S-2, respectively, of Ronson Corporation of our report, dated March 12, 1999, relating to the consolidated balance sheet, statements of operations, statements of changes in stockholders' equity and cash flows of Ronson Corporation and subsidiaries for the year ended, Statements of changes in stockholders' equity, December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of Ronson Corporation.




     DEMETRIUS & COMPANY, L.L.C.

     Wayne, New Jersey
     March 12, 1999

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     FORWARD-LOOKING STATEMENTS

        This Management's Discussion and Analysis of Results of Operations and Financial Condition and other sections of this report contain forward-looking statements that anticipate results based on management's plans that are subject to uncertainty. The use of the words "expects", "plans", "anticipates" and other similar words in conjunction with discussions of future operations or financial performance identifies these statements.

        Forward-looking statements are based on current expectations of future events. The Company cannot ensure that any forward-looking statement will be accurate, although the Company believes that it has been reasonable in its expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that unknown risks or uncertainties materialize, actual results could vary materially from our projections. The Company assumes no obligation to update any forward-looking statements as a result of future events or developments.

        Investors are cautioned not to place undue reliance on such statements that speak only as of the date made. Investors also should understand that it is not possible to predict or identify all such factors and should not consider this to be a complete statement of all potential risks and uncertainties.